Exhibit 1.1

             American Depositary Shares

CHINA DIGITAL TV HOLDING CO., LTD.

American Depositary Shares

each representing              Ordinary Shares

(par value US$0.0005 per share)

FORM OF UNDERWRITING AGREEMENT

                    , 2007

                    , 2007

Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf

London E14 4QA

United Kingdom

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

U.S.A.

As Representatives of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

China Digital TV Holding Co., Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of              American depositary shares (the “ADSs”), representing [•] ordinary shares, par value US$0.0005 per share (“Ordinary Shares”), of the Company (the “Firm ADSs”).

The Company also proposes to issue and sell to the several Underwriters not more than an additional              ADSs representing              Ordinary Shares (the “Additional ADSs”) if and to the extent that you, as representatives of the Underwriters (the “Representatives”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional ADSs granted to the Underwriters in Section 2 hereof. The Firm ADSs and the Additional ADSs are hereinafter collectively referred to as the “Offered ADSs.” The Ordinary Shares represented by the Firm ADSs are hereinafter called the “Firm Shares” and the Ordinary Shares represented by the Additional ADSs are hereinafter called the “Additional Shares,” and the Firm Shares and the Additional Shares are hereinafter collectively called the “Shares.”

The Company has filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, on Form F-1 (Commission file number 333-            ) relating to the registration of the Ordinary Shares underlying the Offered ADSs under the United States Securities Act of 1933, as amended (the “Securities Act”). Such registration statement on F-1, as amended at the time it becomes effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including in each case all exhibits thereto and the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the “Registration Statement;” the prospectus in the form first used to confirm sales of Offered ADSs (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional Ordinary Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The Company has also filed with the Commission a registration statement on Form F-6 (Commission file number 333-            ) relating to the registration of the ADSs representing the Ordinary Shares under the Securities Act (such registration statement on F-6, at the time it becomes effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including in each case all exhibits thereto, being hereinafter referred to as the “ADS Registration Statement”).

The ADSs will be evidenced by American depositary receipts (the “ADRs”) to be issued pursuant to a deposit agreement dated on or about                     , 2007 (the “Deposit Agreement”) among the Company, Deutsche Bank Trust Company Americas as depositary (the “Depositary”), and the holders and beneficial owners from time to time of the ADSs. Each ADS will represent the right to receive              Ordinary Shares deposited pursuant to the Deposit Agreement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “ADS Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.

The Representatives have agreed to reserve up to     % of the Offered ADSs to be purchased by it under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus under the caption “Underwriting” (the “Directed Share Program”). The ADSs to be sold by Piper Jaffray & Co. and its affiliates (the “Designated Underwriter”) pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares”. Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) Effectiveness of Registration Statement. Each of the Registration Statement and the ADS Registration Statement has become effective under the Securities Act and; no stop order suspending the effectiveness of the Registration Statement, or the ADS Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(b) Compliance with Securities Act Requirements. (i) Each of the Registration Statement and the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the ADS Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) as of the date hereof and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, the Time of Sale Prospectus does not, and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) as of the applicable filing date, the Closing Date and the Option Closing Date, as the case may be, the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c) Ineligible Issuer Status. The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) Good standing of the Company. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the Cayman Islands, has the corporate power and authority to own, use, lease and operate its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing (where applicable) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a material adverse effect, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Affiliated Entities (as defined below), properties or prospects of the Company and its Affiliated Entities (as defined below), taken as a whole (“Material Adverse Effect”). The memorandum and articles of association of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect.

(e) Subsidiaries and Affiliated Entities. Each of (i) China Digital TV Technology Co., Ltd. (“CDTV BVI”) and Beijing Super TV Co., Ltd. (“Super TV”) (each a “Subsidiary” and collectively called the “Subsidiaries”), and (ii) Beijing Novel-Tongfang Digital TV Technology Co., Ltd., (“N-T Digital TV”) (individually the “Affiliated Entity” and together with the Subsidiaries, collectively called the “Affiliated Entities”), has been duly incorporated, is validly existing as a corporation in good standing (where applicable) under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing (where applicable) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except, in each case, to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock of each of the Affiliated Entities have been duly and validly authorized and issued, are fully paid and non-assessable; and the capital stock of each of the Subsidiaries owned by the Company, directly or indirectly, is owned free and clear of all liens, encumbrances, equities or claims. The equity interests of the Consolidated Affiliated Entity are owned, by individuals who are citizens of the People’s Republic of China (the “PRC”). None of the outstanding shares of capital stock or equity interest in any of the Affiliated Entities was issued in violation of preemptive or similar rights of any securityholder of such equity. The memorandum and articles of association or other constitutive or organizational documents of each of the Affiliated Entities comply with the requirements of applicable law in its jurisdiction of incorporation and are in full force and effect.

(f) Authorization of Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(g) Authorization of Registration Statements. The Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus and the Prospectus have each been duly authorized by and on behalf of the Company, and each of the Registration Statement and the ADS Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

(h) Authorization of Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms. Upon due issuance by the Depositary of the ADRs evidencing the Offered ADSs against the deposit of underlying Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement.

(i) Share Capital. The authorized capital stock of the Company conforms to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(j) Ordinary Shares. The Ordinary Shares outstanding prior to the issuance of the Shares have been duly authorized, validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive, resale, right of first refusal or similar rights of any security holder. All of the Ordinary Shares issuable upon the conversion of the outstanding Series A Preferred Shares of the Company as described in the Time of Sale Prospectus and the Prospectus have been duly authorized and reserved for issuance, and will be duly authorized, validly issued, fully paid and non-assessable, and will not be issued in violation of any preemptive or similar rights. There are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Ordinary Shares or any other class of capital stock of the Company except as set forth in the Time of Sale Prospectus and the Prospectus under the captions “Capitalization,” “Management—2005 Stock Incentive Plan,” “Related Party Transactions” and “Description of Share Capital.”

(k) Shares to be Offered. The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and will conform in all material respects to the description of such Shares contained in the Time of Sale Prospectus and the Prospectus, and will not be issued in violation of any preemptive or similar rights.

(l) No encumbrance on Offered ADSs. The Offered ADSs and the underlying Ordinary Shares, when issued and delivered against payment herertofore pursuant to this Agreement, will not be subject to any security interest, other encumbrance or adverse claims, and have been issued in compliance with all applicable securities laws. Upon payment of the purchase price in accordance with this Agreement at each Closing Date (as defined in Section 4), the Depositary or its nominee, as the registered holder of the Shares, will be, subject to the terms of the Deposit Agreement, entitled to all the rights of a shareholder conferred by the memorandum and articles of association of the Company. The Shares may be freely deposited by the Company with the Depositary against issuance of ADRs evidencing ADSs; ADSs are freely transferable by the Company to or for the account of the several Underwriters; and except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no restrictions on subsequent transfers of the Shares or the ADSs under the laws of the Cayman Islands, the PRC and the United States.

(m) Listing. The Offered ADSs have been approved for listing on the New York Stock Exchange (the “NYSE”), subject to notice of issuance.

(n) Absence of Further Requirements for Transaction. No consent, approval, authorization, or order or qualification of, or filing or registration with, any national, provincial, municipal, local, foreign or other governmental authority, agency or body, any self-regulatory organization or any court or other tribunal or any stock exchange authorities (each a “Governmental Agency”) having jurisdiction over the Company or any of the Affiliated Entities (the “Governmental Authorization”) is required for the consummation of the transactions contemplated by this Agreement or the Deposit Agreement in connection with the offering, issuance and sale of the Offered ADSs by the Company, except such as (A) have been obtained, and made or will have been obtained and made on or prior to the Closing Date, (B) may be required under state securities laws and the rules and regulations of the Financial Industry

Regulatory Authority (the “FINRA”) or (C) the absence of which would not have a Material Adverse Effect. No Governmental Authorization is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered, except such as have been obtained or the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

(o) Absence of Defaults or Conflicts Resulting from Transaction. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement, and the application of the net proceeds from the offering of the ADSs, will not contravene or result in any breach or violation of any provision of applicable law, or the memorandum and articles of association or other constitutive documents of the Company and any of its Affiliated Entities, or any agreement or other instrument binding upon the Company or any of its Affiliated Entities that is material to the Company and such Affiliated Entities, taken as a whole, or any judgment, order or decree of any Governmental Agency having jurisdiction over the Company or any of its Affiliated Entities.

(p) No Material Adverse Change in Business. Except as disclosed in or contemplated by the Time of Sale Prospectus and the Prospectus, since the end of the period covered by the latest audited financial statements included in the Time of Sale Prospectus and the Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties or prospects of the Company and its Affiliated Entities, taken as a whole, from that set forth in the Time of Sale Prospectus and the Prospectus. Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its Affiliated Entities have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its Affiliated Entities, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(q) Absence of Existing Defaults and Conflicts. Neither the Company nor any of the Affiliated Entities is in violation of its respective memorandum and articles of association or its other constitutive documents or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant, or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(r) Possession of Licenses and Permits. Except as disclosed in the Time of Sale Prospectus and the Prospectus, (i) the Company and the Affiliated Entities possess, and are in compliance with the terms of, all adequate certificates, authorization, franchises, licenses and permits (“Licenses”) necessary to the conduct of the business now conducted or proposed in the Time of Sale Prospectus and the Prospectus to be conducted by them and (ii) have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of Affiliated Entities, would not, individually or in the aggregate, have a Material Adverse Effect. All of the Licenses possessed by the Company and the Affiliated Entities are valid and in full force and effect, and none of the Licenses contains any restriction or condition that would prevent the Company from conducting business in the normal course. None of the Company and the Affiliated Entities has any reason to believe that any Governmental Agency is considering modifying, suspending or revoking any Licenses or that any such Licenses will not be renewed by the relevant Governmental Agency.

(s) Contractual Arrangement. The description of the corporate structure of the Company and the various contracts among the Company and any of the Affiliated Entities or any of the shareholders of N-T Digital TV or between Super TV and N-T Digital TV as the case may be (each a “Corporate Structure Contract” and collectively the “Corporate Structure Contracts”), as set forth in the Time of Sale Prospectus and the Prospectus under the caption “Corporate Structure,” “Related Party Transactions—Super TV and N-T Digital TV Arrangements” and “Related Party Transactions—Shareholder Rights and Corporate Governance” and filed as Exhibits 10.1 to 10.21 to the Registration Statement, is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading in any material respect. There is no other agreement, contract or other material document relating to the corporate structure or the operation of the Company and the Affiliated Entities which has not been previously disclosed or made available to the Underwriters and, to the extent material to the Company, disclosed in the Time of Sale Prospectus and the Prospectus.

(t) Authorization of Contractual Arrangements. Each Corporate Structure Contract has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any Corporate Structure Contract by the parties thereto. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the Affiliated Entities or shareholders of the Affiliated Entities in any jurisdiction challenging the validity of any of the Corporate Structure Contracts and to the Company’s knowledge no such proceeding, inquiry or investigation is threatened or contemplated in any jurisdiction.

(u) Absence of Defaults and Conflicts Resulting from Contractual Arrangements. The execution, delivery and performance of each Corporate Structure Contract by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Affiliated Entities pursuant to, the memorandum and articles of association or other constitutive documents of the Company or any of the Affiliated Entities, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Affiliated Entities or any of their properties, or any agreement or instrument to which the Company or any of the Affiliated Entities is a party or by which the Company or any of the Affiliated Entities is bound or to which any of the properties of the Company or any of the Affiliated Entities is subject. Except for an equipment leasing agreement dated June 7, 2004 which was terminated in March 2007, each Corporate Structure Contract is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such Corporate Structure Contract. None of the parties to any of the Corporate Structure Contracts has sent or received any communication regarding termination of, or intention not to renew, any of the Corporate Structure Contracts, and no such termination or non-renewal has been threatened or is being contemplated by any of the parties thereto.

(v) Compliance with Overseas Investment Regulation. Each of the Company and CDTV BVI has taken all reasonable steps to comply with, and to ensure compliance by each of its respective shareholders, option holders, and, in the case of the Company, Directed Share Participants that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies relating to overseas investment by PRC residents and citizens or overseas listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each shareholder, option holder, and Directed Share Participants that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(w) Compliance with Merger & Acquisition Rules. (i) The Company is aware of, and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated on August 8, 2006 by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of the PRC (the “M&A Rules”), in particular the relevant provisions thereof that purport to require offshore special purpose vehicles controlled directly or indirectly by PRC-incorporated companies or PRC residents and established for the purpose of obtaining a stock exchange listing outside of the PRC to obtain the approval of the CSRC prior to the listing and trading of their securities on any stock exchange located outside of the PRC. The Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel.

(ii) The issuance and sale of the Shares and the ADSs, the listing and trading of the ADSs on the NYSE and the consummation of the transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus, the Prospectus and the Deposit Agreement are not as of the date hereof materially adversely affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the guidance and notices issued by the CSRC on September 8 and September 21, 2006 (together with the M&A Rules, the “M&A Rules and Related Clarifications”).

(iii) As of the date hereof, the M&A Rules and Related Clarifications do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Shares or the ADSs, the listing and trading of the ADSs on the NYSE, or the consummation of the transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus, the Prospectus and the Deposit Agreement.

(x) Compliance with Money Laundering Laws. Except as it will not have a Material Adverse Effect, the operations of the Company and the Affiliated Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the applicable money laundering statutes of all relevant jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(y) Share Exchange. All consents, approvals, authorizations, orders, registrations, qualifications, agreements, board or shareholder resolutions or any other corporate actions required for the exchange of all issued and outstanding shares of CDTV BVI for shares of the Company in proportion to the shareholders’ percentage interest in CDTV BVI have been duly made or obtained in writing and remain in full force and effect, and no such consent, approval, authorization, order, registration, qualification, agreement, resolution or corporate action is subject to any condition precedent to be fulfilled prior to the date hereof which has not been fulfilled or performed.

(z) No Other Related Party Transaction. No material relationships, direct or indirect, or transactions exist between the Company or any of the Subsidiaries or Affiliated Entity on the one hand and their respective affiliates, officers and directors or shareholders owning at least 10% interest in the voting power in the Subsidiaries or Affiliated Entity, or any affiliates or members of the immediate families of such persons, on the other hand that are not disclosed or reflected in the Time of Sale Prospectus and the Prospectus.

(aa) No Conflict of Interest. Except as described in the Time of Sale Prospectus and the Prospectus, to the knowledge of the Company based on reasonable inquiry, none of the directors or officers of the Company, directly or indirectly, owns any interest exceeding 5% of the total issued share capital of, holds any directorships or management positions in, or is a party to any material transaction with, any entity that competes with the Company or the Affiliated Entities.

(bb) Legal Proceedings. There are no legal, governmental or arbitral proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its Affiliated Entities is a party or to which any of the properties of the Company or any of its Affiliated Entities is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and the Prospectus, and proceedings that would not, individually or in the aggregate, have a Material Adverse Effect, or materially and adversely affect the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(cc) Statistical and Market-Related Data. Any third-party statistical and market-related data included in a Registration Statement, Time of Sale Prospectus or Prospectus are in all material respects based on or derived from sources that the Company believes to be reliable and accurate.

(dd) Preliminary Prospectus. Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(ee) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(ff) Investment Company Act. The Company is not, and after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

(gg) Passive Foreign Investment Company. The Company does not expect to be a passive foreign investment company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder for the taxable year ending December 31, 2007, and has no plan or intention to conduct its business in a manner that would be reasonably expected to result in the Company becoming a PFIC in the future under current laws and regulations.

(hh) Environmental Laws. The Company and its Affiliated Entities (i) are in compliance with any and all applicable domestic and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(ii) Registration Rights. Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(jj) Title to Property. The Company and the Affiliated Entities have good and marketable title to all real property and good and marketable title to all personal property owned by them that is material to the business of the Company and the Affiliated Entities, in each case free and clear of all liens, encumbrances and defects in title except such as are described in the Time of Sale Prospectus and the Prospectus or would not materially and adversely affect the value of such property or materially interfere with the use made and proposed to be made of such property by the Company or the Affiliated Entities, as the case may be and any real property and buildings held under lease by the Company or the Affiliated Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Affiliated Entities, in each case except as described in the Time of Sale Prospectus and the Prospectus.

(kk) Intellectual Property. Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company and the Affiliated Entities own, possess or can acquire on reasonable terms sufficient trademarks, trade names, patent, patent rights, copyrights, domain names, licenses, approvals, inventions, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed in the Time of Sale Prospectus and the Prospectus to be conducted by them, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Time of Sale Prospectus and the Prospectus (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or the Affiliated Entities; (ii) there is no infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company, or the Affiliated Entities with respect to any of the Intellectual Property Rights of the Company or the Affiliated Entities; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any of the Affiliated Entities’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts that would form a reasonable basis for any such claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts that would form a reasonable basis for any such claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of the Affiliated Entities infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact that would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or the Affiliated Entities in their businesses has been obtained or is being used by the Company or the Affiliated Entities, as the case may be, in violation of any contractual obligation binding on the Company or on any of the Affiliated Entities except in each case covered by clauses (i) to (vi) above such as would not, if determined adversely to the Company or any of the Affiliated Entities, individually or in the aggregate, have a Material Adverse Effect.

(ll) Absence of Labor Dispute. No material labor dispute with the employees of the Company or any of the Affiliated Entities exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could, individually or in the aggregate, have a Material Adverse Effect.

(mm) Insurance. Each of the Company and its Affiliated Entities is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably prudent in accordance with customary industry practice in the PRC; neither the Company nor any of its Affiliated Entities has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Affiliated Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Time of Sale Prospectus and the Prospectus.

(nn) Internal Controls. The Company and each of the Affiliated Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) it has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity. Except as described in the Time of Sale Prospectus and the Prospectus, since the end of the Company's most recent audited fiscal year, there has been (A) no “material weakness” in the Company’s “internal control over financial reporting” (whether or not remedied) (as such terms are defined in Rules 13a-15 and 15d-15 under the Exchange Act) and (B) no change in the Company’s internal control over financial reporting that has resulted in a Material Adverse Effect or is reasonably likely to result in a Material Adverse Effect, including any corrective actions with regard to significant deficiencies and material weaknesses.

(oo) Compliance with the Sarbanes-Oxley Act. The Company and each of the Affiliated Entities have established and maintain and evaluate “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) and internal control over financial reporting; such disclosure controls and procedures are designed to ensure that material information relating to the Company, including the Affiliated Entities, is made known to the Company’s chief executive officer and chief financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent auditors and the board of directors of the Company have been advised of: (A) all significant deficiencies, if any, in the design or operation of internal control that could adversely affect the Company’s ability to record, process, summarize and report financial data; and (B) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all material weakness, if any, in internal controls have been identified to the Company’s independent auditors. The Company and each of the Affiliated Entities have taken all actions necessary as of the date hereof to comply, and to cause their respective officers and directors, in their capacities as such, to comply, in all material respects, with the applicable provisions of the United States Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder.

(pp) Independence of Auditors. Deloitte Touche Tohmatsu CPA Ltd., who have certified the financial statements filed with the Commission as part of the Prospectus and the Registration Statement, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder and are independent in accordance with the requirements of the United States Public Company Accounting Oversight Board.

(qq) Financial Statements. The audited consolidated financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated Affiliated Entities as of the dates shown and their consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the U.S. GAAP applied on a consistent basis (other than as described therein) and the assumptions used in preparing the pro forma financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. The other financial data of the Company set forth in the Time of Sale Prospectus, the Prospectus and the Registration Statement present fairly the information shown therein and have been prepared on a basis consistent with that of the audited financial statements and books and records of the Company. There is no financial statement or schedule (historical or pro forma) that is required to be included in the Time of Sale Prospectus, the Prospectus and the Registration Statement that is not included as required.

(rr) Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Time of Sale Prospectus and the Prospectus accurately and fully describes in all material respects (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (the “Critical Accounting Policies”); (ii) judgments and uncertainties affecting the application of the Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof. The Company’s management have consulted with its legal advisers and independent accountants with regards to such disclosure.

(ss) Financial Condition and Results of Operations. The Time of Sale Prospectus and the Prospectus fairly and accurately describe (i) all material trends, demands, commitments and events known to the Company and uncertainties and risks, and the potential effects thereof, that the Company believes would be materially affect its liquidity and are reasonably likely to occur; and (ii) neither the Company nor any of the Affiliated Entities is engaged in any transaction with, or have any obligation to, its unconsolidated entities (if any) that is contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or any of the Affiliated Entities, including, without limitation, structured finance entities and special purpose entities, or otherwise engage in, or have any obligation under, any off-balance sheet transaction or arrangement.

(tt) Tax Returns. The Company and the Affiliated Entities have filed all national and local tax returns or assessments of a similar nature (whether imposed directly or through withholding) that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect); and, except as set forth in the Time of Sale Prospectus and the Prospectus, the Company and the Affiliated Entities have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect. All government tax waivers from national and local governments of the PRC and other local and national PRC tax relief, concession and preferential treatment claimed or obtained by the Company or the Affiliated Entities are valid and in effect and none has been withdrawn. Neither the Company nor any of the Affiliated Entities has received notice of any tax deficiency with respect to the Company or any of the Affiliated Entities.

(uu) Business Practice. Neither the Company nor any of the Affiliated Entities, nor to the best knowledge of the Company after due inquiry any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the Affiliated Entities has, directly or indirectly (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated any provision of the United States Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(vv) Stabilization. Neither the Company nor any of the Affiliated Entities, nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or that has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or the Offered ADSs.

(ww) Payments in Foreign Currency. Except as disclosed in the Time of Sale Prospectus and the Prospectus, under current laws and regulations of the Cayman Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered ADSs may be paid by the Company to the holders thereof in United States dollars and may be freely transferred out of the Cayman Islands and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein.

(xx) Distribution by Subsidiaries. (i) CDTV BVI is not currently prohibited, directly or indirectly, from paying any dividends or other distributions, or from making any other distribution on CDTV BVI’s equity interest; all dividends and other distributions declared and payable upon the equity interests in CDTV BVI may be converted into foreign currency that may be freely transferred out of the BVI, and all such dividends and other distributions are not and, except as disclosed in the Time of Sale Prospectus and the Prospectus, will not be subject to withholding or other taxes under the laws and regulations of the BVI and, except as disclosed in the Time of Sale Prospectus and the Prospectus, are otherwise free and clear of any other tax, withholding or deduction in the BVI, in each case without the necessity of obtaining any Governmental Authorization in the BVI, except such as have been obtained; and (ii) except as is disclosed in the Time of Sale Prospectus and the Prospectus, (x) Super TV is not currently prohibited, directly or indirectly, from paying any dividends or other distributions, or from making any other distribution on Super TV’s equity interest; (y) all dividends and other distributions declared and payable upon the equity interests in Super TV may be converted into foreign currency that may be freely transferred out of the PRC and (z) all such dividends and other distributions are not and will not be subject to withholding or other taxes under the laws and regulations of the PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC, in each case without the necessity of obtaining any Governmental Authorization in the PRC, except such as have been obtained.

(yy) Stamp Duty. Except as disclosed in the Time of Sale Prospectus and the Prospectus, under the laws and regulations of each of the PRC, the BVI and the Cayman Islands or any political subdivision or taxing authority thereof or therein, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding tax or duty is payable in the PRC, the BVI and the Cayman Islands by or on behalf of the Underwriters to any PRC, BVI or Cayman Islands taxing authority in connection with (i) the issuance, sale and delivery of the Shares represented by the Offered ADSs by the Company, the issuance of the Offered ADSs by the Depositary, and the delivery of the Offered ADSs to or for the account of the Underwriters; (ii) the purchase from the Company and the initial sale and delivery by the Underwriters of the Offered ADSs to purchasers thereof; (iii) the deposit of the Shares with the Depositary and the Custodian (as defined in the Deposit Agreement) and the issuance and delivery of the ADRs evidencing the offered ADSs; or (iv) the execution and delivery of this Agreement or the Deposit Agreement.

(zz) No Additional Sale of Securities. Except as described in the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(aaa) Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and the PRC. The Company has the power to submit, and pursuant to Section 14 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 13 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement or the Offered ADSs in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 13 hereof.

(bbb) Immunity. Neither the Company nor any of the Affiliated Entities, nor any of their respective properties, assets or revenues has any right of immunity under Cayman Islands, BVI, PRC or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, BVI, PRC, New York or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, or any of the Affiliated Entities or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Affiliated Entities waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 14 of this Agreement.

(ccc) Enforceability of Civil Liabilities. Any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and the Deposit Agreement would be recognized and enforced against the Company by Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation; provided that (i) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard; (ii) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands; (iii) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties; and (iv) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court; it is not necessary that this Agreement, the Deposit Agreement, any Prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands or the PRC.

(ddd) No Finder’s Fee. Except as disclosed in the Time of Sale Prospectus and the Prospectus, there is no contract, agreement or understanding between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(eee) Affiliation with FINRA Members. Except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or otherwise disclosed to the Underwriters or their counsel, to the knowledge of the Company there are no affiliations or associations between (A) any member of the FINRA and (B) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission.

(fff) Directed Share Program. The Registration Statement, the Prospectus, the Time of Sale Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Time of Sale Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

(ggg) Absence of Unlawful Influence. The Company has not offered, or caused the Designated Underwriter to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, (ii) a trade journalist or publication to write or publish favorable information about the Company or its products, (iii) a governmental official for any purpose, or (iv) any person in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, as well as applicable non-U.S. anti-bribery laws and regulations.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at US$[•] per ADS (the “Purchase Price”) the number of Firm ADSs (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm ADSs to be sold by the Company as the number of Firm ADSs set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional ADSs, and the Underwriters shall have the right to purchase, severally and not jointly, up to [•] Additional ADSs at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional ADSs to be purchased by the Underwriters and the date on which such ADSs are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date for the Firm ADSs nor later than ten business days after the date of such notice. Additional ADSs may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm ADSs. On each day, if any, that Additional ADSs are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional ADSs (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional ADSs to be purchased on such Option Closing Date as the number of Firm ADSs set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.

The Company hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of Ordinary Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, including but not limited to the issuance by the Company of ordinary shares pursuant to the 2005 Stock Incentive Plan. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this Underwriting Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify the Representatives of any earnings release, news or event that may give rise to an extension of the initial 180-day restricted period.

3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the ADSs as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the ADSs are to be offered to the public initially at US$[•] per ADS (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of US$[•] per ADS under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of US$[•] per ADS, to any Underwriter or to certain other dealers.

4. Payment and Delivery. Payment for the Firm ADSs to be sold by the Company shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm ADSs for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [•], 2007, or at such other time on the same or such other date, not later than [•], 2007, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional ADSs shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [•], 2007, as shall be designated in writing by you.

The Firm ADSs and Additional ADSs shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm ADSs and Additional ADSs shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Offered ADSs to the Underwriters duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Offered ADSs to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Offered ADSs on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than              (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Affiliated Entities, taken as a whole, from that set forth in the Time of Sale Prospectus and the Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Offered ADSs on the terms and in the manner contemplated in the Time of Sale Prospectus and the Prospectus.

(b) Executive Officer’s Certificate. The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(c) Opinion of United States Counsel for Company. The Underwriters shall have received an opinion, dated the Closing Date, of Sullivan & Cromwell LLP, special United States counsel for the Company, covering such matters as the Underwriters may reasonably request.

(d) Opinion of Cayman Islands Counsel for Company. The Underwriters shall have received an opinion, dated the Closing Date, of Conyers Dill & Pearman, Cayman Islands counsel for the Company, covering such matters as the Underwriters may reasonably request.

(e) Opinion of PRC Counsel for Company. The Underwriters shall have received an opinion addressed to the Underwriters, dated the Closing Date, of King & Wood, PRC counsel for the Company, covering such matters as the Underwriters may reasonably request.

(f) Opinion of BVI Counsel for CDTV BVI. The Underwriters shall have received an opinion, dated the Closing Date, of Conyers Dill & Pearman, BVI counsel for CDTV BVI, covering such matters as the Underwriters may reasonably request.

(g) Opinion of United States Counsel for Underwriters. The Underwriters shall have received an opinion, dated the Closing Date, of Shearman & Sterling LLP, United States counsel for the Underwriters, with respect to such matters as the Underwriters may require, in form and substance satisfactory to the Underwriters, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h) Opinion of PRC Counsel for Underwriters. The Underwriters shall have received an opinion, dated the Closing Date, of Commerce & Finance Law Offices, PRC counsel for the Underwriters, with respect to such matters as the Underwriters may require, in form and substance satisfactory to the Underwriters, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(i) Opinion of Counsel for Depositary. The Underwriters shall have received an opinion, dated the Closing Date, of White & Case LLP, counsel for the Depositary, covering such matters as the Underwriters may reasonably request.

(j) Accountants’ Comfort Letter. The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte Touche Tohmatsu CPA Ltd., independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(k) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit F hereto, between you and each of the parties set forth in Schedule III hereto relating to sales and certain other dispositions of Ordinary Shares or certain other securities, shall have been delivered to you on or before the date hereof.

(l) Filing of Free Writing Prospectus. No preliminary prospectus, free writing prospectus, Time of Sale Prospectus or Prospectus or amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus shall have been filed to which you shall have objected in writing.

(m) Approval for Listing. The Offered ADSs shall have been approved for listing on the NYSE, subject only to notice of issuance.

(n) Execution of Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect.

(o) Deposit of Securities. The Depositary shall have delivered to the Company at such Closing Date certificates satisfactory to the Underwriters evidencing the deposit with the Depositary or its nominee of the Shares being so deposited against issuance of ADRs evidencing the Offered ADSs to be delivered by the Company at such Closing Date, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such Offered ADSs pursuant to the Deposit Agreement.

(p) No Objection. On or prior to such Closing Date, the FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(q) No Stop Order. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission.

(r) Furnishing of Prospectuses. The Company shall have complied with the provisions of Section 6(a) hereof with respect to the furnishing of prospectuses to the Underwriters.

The several obligations of the Underwriters to purchase Additional ADSs hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional ADSs to be sold on such Option Closing Date and other matters related to the issuance of such Additional ADSs.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, 4 signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Sections 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the ADSs at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the ADSs as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which ADSs may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h) To make generally available to the Company’s security holders and to you as soon as practicable a consolidated earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company and its subsidiaries occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) To use its best efforts to comply with the Sarbanes-Oxley Act, and to use its best efforts to cause the Company’s directors and officers, in their capacity as such, to comply with the Sarbanes-Oxley Act.

(j) To comply in all material respects with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

7. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the ADSs under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the ADS Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the ADSs to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the ADSs under state securities laws and all expenses in connection with the qualification of the ADSs for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the ADSs by the FINRA (v) all costs and expenses incident to listing the ADSs on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the ADSs, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, (x) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program (except that the Underwriters will pay for counsel fees that the Designated Underwriter incurs in connection with its administration of the Hong Kong, PRC and BVI portions of the Directed Share Program) and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled

“Indemnity and Contribution”, Section 10 entitled “Directed Share Program Indemnification” and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

8. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

9. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the ADS Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, the Prospectus, any amendment or supplement thereto or any material prepared by or with the consent of the Company for distribution to participants in connection with the Directed Share Program; (ii) caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; or (iii) relating to, arising out of, or in connection with the Directed Share Program (including any and all losses, claims, damages and liabilities arising from the failure of any Participant to pay for and accept delivery of Directed Shares that such Participant has agreed to purchase), other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Designated Underwriter.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors and the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the ADS Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus (as amended or supplemented if the

Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, the ADS Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section (9)(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by you. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the ADSs or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the ADSs shall be deemed to be in the same respective proportions as the net proceeds from the offering of the ADSs (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the ADSs. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of ADSs they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the ADSs.

10. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the NASDAQ Global Market, (ii) a material disruption in securities settlement, payment or clearance services in the United States or the PRC shall have occurred, (iii) any moratorium on commercial banking activities shall have been declared by Federal or New York State or the PRC authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (iv), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the ADSs on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

(a) If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase ADSs that it has or they have agreed to purchase hereunder on such date, and the aggregate number of ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the ADSs to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm ADSs set forth opposite their respective names in Schedule I bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of ADSs that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of ADSs without the written consent of such Underwriter.

(b) If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm ADSs and the aggregate number of Firm ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Firm ADSs to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.

(c) In any case such as is described in subparagraph (a) or (b) of this Section 11 either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.

(d) If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional ADSs and the aggregate number of Additional ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Additional ADSs to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional ADSs to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional ADSs that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

(e) If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the ADSs.

(b) The Company acknowledges that in connection with the offering of the ADSs: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the ADSs.

13. Submission to Jurisdiction; Appointment of Agent for Service. The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints CT Corporation System, 111 Eighth Avenue, New York, New York, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 19 hereof, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

14. Judgment Currency. The obligation of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

15. Foreign Taxes. All payments made by the Company under this Agreement, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Cayman Islands or any political subdivision or any taxing authority thereof or therein unless the Company is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, the Company will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Underwriter and each person controlling any Underwriter, as the case may be, of the amounts that would otherwise have been receivable in respect thereof, except to the extent such taxes, duties, assessments or other governmental charges are imposed or levied by reason of such Underwriter’s or controlling person’s being connected with the Cayman Islands other than by reason of its being an Underwriter or a person controlling any Underwriter under this Agreement.

16. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

17. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

18. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. International plc, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to the Company shall be delivered, mailed or sent to Jingmeng High-Tech Building B, 4/F, No. 5 Shangdi East Road, Haidian District, Beijing 100085, P.R. China.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

Very truly yours,

CHINA DIGITAL TV HOLDING CO., LTD.

By:
Name:
Title:

SIGNATURE PAGE TO UNDERWRITING AGREEMENT

Accepted as of the date hereof

Morgan Stanley & Co. International plc

Credit Suisse Securities (USA) LLC

Acting severally on behalf of themselves and

the several Underwriters named in Schedule I

hereto

By:	Morgan Stanley & Co. International plc

By:
Name:
Title:

By:	Credit Suisse Securities (USA) LLC

By:
Name:
Title:

SIGNATURE PAGE TO UNDERWRITING AGREEMENT

SCHEDULE I

Underwriters	Number of Firm ADSs To Be Purchased
Morgan Stanley & Co. International plc
Credit Suisse Securities (USA) LLC
Piper Jaffray & Co
CIBC World Markets Corp.
Needham & Company, LLC

Total:

I-1

SCHEDULE II

Time of Sale Prospectus

1. Preliminary Prospectus issued

2. [other]

II-1

SCHEDULE III

Persons Subject to Lock-up

III-1

EXHIBIT F

FORM OF LOCK-UP LETTER

                    , 2007

Morgan Stanley & Co. International plc

Credit Suisse Securities (USA) LLC

c/o Morgan Stanley & Co. International plc

      1585 Broadway

      New York, NY 10036

Dear Ladies and Gentlemen:

The undersigned understands that you propose to enter into an underwriting agreement (the “Underwriting Agreement”) among Morgan Stanley & Co. International plc and Credit Suisse Securities (USA) LLC, as representatives (the “Representatives”) of several underwriters named in Schedule I thereto (the “Underwriters”) and China Digital TV Holding Co., Ltd., a Cayman Islands corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters of              American depositary shares (the “ADSs”), representing              ordinary shares, par value US$0.0005 per share, of the Company (the “Ordinary Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date of the preliminary prospectus relating to the Public Offering that is printed for use in “road show” meetings and distributed to prospective investors (the “Preliminary Prospectus”) and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares, ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or ADSs; whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to Ordinary Shares, ADSs or other securities acquired in open market transactions after the completion of the Public Offering, (b) transfers of Ordinary Shares as a bona fide gift, or (c) distributions of Ordinary Shares to holders of ownership interests in the undersigned or to entities wholly owned by the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), each donee or distributee shall agree to be bound by the lock-up restrictions set forth in this letter as if a party hereto. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or ADSs or any security convertible into or exercisable or exchangeable for Ordinary Shares or ADSs. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Ordinary Shares except in compliance with the foregoing restrictions.

If:

(1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day restricted period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial restricted period unless the undersigned requests and receives prior written confirmation from the Company or the Representatives that the restrictions imposed by this agreement have expired.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

2

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. This agreement shall expire and be of no further force and effect if the Public Offering is not completed in accordance with the Underwriting Agreement.

[Signature Page to Follow]

3

Very truly yours,

(Name)

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